UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2014

BRE SELECT HOTELS CORP

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-186090	35-2464254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Blackstone Real Estate Partners VII L.P.

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported, Apple REIT Six, Inc. (“Apple Six”) was party to a consolidated class action at the time of its acquisition by BRE Select Hotels Corp (the “Company”). Following completion of its acquisition of Apple Six, the Company as the surviving corporation in the merger, became involved in the consolidated class action, which is referred to herein and described in the Company’s prior filings as the In re Apple REITs Litigation.

On April 23, 2014, the United States Court of Appeals for the Second Circuit (the “Second Circuit”) entered a summary order in the In re Apple REITs Litigation. In the summary order, the Second Circuit affirmed the dismissal by the United States District Court for the Eastern District of New York (the “District Court”) of the federal securities claims and state securities law claims and affirmed the dismissal of the unjust enrichment claim. However, the Second Circuit vacated the District Court’s dismissal of the plaintiffs’ state law breach of fiduciary duty, aiding and abetting a breach of fiduciary duty, and negligence claims and remanded for further proceedings. The Company believes that any claims against it are without merit, and it intends to continue to defend against them vigorously. At this time, the Company cannot reasonably predict the outcome of this proceeding or provide a reasonable estimate of the possible loss or range of loss due to this proceeding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2014	BRE SELECT HOTELS CORP

	By:	/s/ Brian Kim
	Name:	Brian Kim
	Title:	Chief Financial Officer, Vice President and Managing Director